Ex 23.2
Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-188070) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(2)Registration Statement (Form S-3 No. 333-198158) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.,
(3)Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(5)Registration Statement (Form S-3ASR No. 333-263169) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.,
(6)Registration Statement (Form S-3ASR No. 333-265594) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.,
(7)Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan
(8)Registration Statement (Form S-3ASR No. 333-269145) of Hannon Armstrong Sustainable Infrastructure Capital, Inc., and
(9)Registration Statement (Form S-3ASR No. 333-275969) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.

of our report dated March 30, 2022, with respect to the consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC for the year ended December 31, 2021, included in this Annual Report (Form 10-K/A) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 28, 2024